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[CHAMPION ENTERPRISES LOGO]                                Exhibit 99.1

INVESTOR CONTACT:
Lisa D. Lettieri
Vice President of Investor Relations
Champion Enterprises
(248) 340-7731
llettieri@championhomes.net

OR

MEDIA CONTACTS:
Tim Hanson or Paul Kesman
Identity Investor Relations
(248) 258-2333
chb@identitypr.com

CHAMPION ENTERPRISES COMPLETES ACQUISITION OF CALEDONIAN BUILDING SYSTEMS

AUBURN HILLS, MICH., APRIL 7, 2006 - - Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, confirmed today that it has completed its recently announced purchase of Calsafe Group (Holdings) Ltd. and the related (pound)45 million financing in the form of a Sterling-denominated addition to its existing seven year term credit facility. Calsafe Group (Holdings) Ltd., through its operating subsidiary Caledonian Building Systems, is a leading U.K.
- - based steel-framed modular manufacturer.


ABOUT CHAMPION

Auburn Hills, Michigan-based Champion Enterprises, Inc. is a leader in factory-built construction, operating 36 manufacturing facilities in North America and the United Kingdom, and partnering with over 3,000 independent retailers, builders and developers. The Company produces manufactured and modular homes through its family of homebuilders, as well as modular commercial buildings for military and commercial applications. For more information, please visit www.championhomes.com.

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         2701 Cambridge Court, Suite 300 | Auburn Hills, Michigan 48326
                     (248) 340-9090 | www.championhomes.com